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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): OCTOBER 23, 2000



                            CANAAN ENERGY CORPORATION

             (Exact name of registrant as specified in its charter)





           OKLAHOMA                    000-31819               73-1300132
 (State or other jurisdiction    (Commission File No.)     (I.R.S. Employer
     of incorporation)                                    Identification No.)


     119 NORTH ROBINSON, SUITE 600, OKLAHOMA CITY, OKLAHOMA            73102
             (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (405) 232-3222

   Former name or former address, if changed since last report: NOT APPLICABLE

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Canaan Energy Corporation (the "Company") completed on October 23, 2000 the acquisition of eight private oil and gas limited partnerships previously sponsored by its affiliates and the acquisition of Indian Oil Company, a privately held oil and gas company based in Oklahoma City, Oklahoma. In the transaction, the Company issued 4,931,815 shares of its common stock to approximately 800 shareholders and made cash payments to electing limited partners and brokers of $966,024. The Company's initial public float will be 3,663,589 shares and its common stock will be traded on the NASDAQ National Market System under the symbol KNAN.

         A complete description of the transaction is contained in the Company's Registration Statement on Form S-4, File No. 333-30322, as filed with the Securities and Exchange Commission. A copy of the press release issued by the Company in connection with the transaction is attached as
Exhibit 99.1.

ITEM 5.  OTHER EVENTS

         Simultaneously with the closing, the Company entered into a new secured revolving credit facility with a group of banks which provides for an initial borrowing base based on the Company's oil and gas reserves of $34.25 million, which reduces monthly at the rate of $535,000 beginning December 1, 2000. The credit facility has a maturity date of October 2003. The terms of the facility give the Company the option of either borrowing at the LIBOR rate plus a margin of 1.5% to 2.25% or at a base rate approximating the prime rate plus a margin ranging from 0.0% to 0.75% depending on the amount of advances outstanding in relation to the borrowing base. The credit facility contains various affirmative and restrictive covenants limiting additional indebtedness, sales of assets, mergers and consolidations, dividends and distributions and require the maintenance of various financial ratios. Borrowings under the agreement are secured by substantially all of the Company's oil and gas properties. In connection with the closing, the Company borrowed $34.1 million under the credit facility to refinance $31 million in existing indebtedness of the parties to the transaction and to fund cash payments to limited partners and other parties and transaction expenses.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired

         The financial statements of the businesses acquired will be filed at a later date pursuant to Item 7, subpart (a)(4) of Form 8-K.

(b)      Pro forma financial information

         The pro forma financial information will be filed at a later date pursuant to Item 7, subpart (a)(4) of Form 8-K.

(c)      Exhibits


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         The following exhibit is filed herewith:

Exhibit No.     Description
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10.1            Restated and Consolidated Credit Agreement dated
                October 23, 2000
99.1            Press Release dated October 23, 2000



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         CANAAN ENERGY CORPORATION



                                         By:  /s/ Michael S. Mewbourn
                                            ------------------------------------
Date: November 6, 2000                   Michael S. Mewbourn, Senior Vice
                                         President and Chief Financial Officer















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                                INDEX TO EXHIBITS

  Exhibit No.       Description
  -----------       -----------

  10.1              Amended and Restated Credit Agreement dated October 23, 2000
  99.1              Press Release dated October 23, 2000